FRANKLIN RESOURCES, INC.
                              ONE FRANKLIN PARKWAY
                            SAN MATEO, CA 94403-1906



June 29, 2005

Franklin Value Investors Trust
One Franklin Parkway
San Mateo, CA 94403-1906


Gentlemen:

     We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("Class") of Franklin MidCap Value Fund (the "Fund"), a series of Franklin Value Investors Trust (the "Trust"), as indicated in the chart below.


FUND AND CLASS                    #SHARES     PRICE/SHARE            TOTAL
------------------------------------------------------------------------------
Franklin MidCap Value Fund -      100,000       $10.00            $1,000,000
Class A
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Franklin MidCap Value Fund -       50,000       $10.00             $500,000
Class C
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Franklin MidCap Value Fund -       25,000       $10.00             $250,000
Class R
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Franklin MidCap Value Fund -       25,000       $10.00             $250,000
Advisor Class
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Total                                                            $2,000,000
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     We  will  purchase  the  Shares  in  a  private   offering   prior  to  the
effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial seed capital in connection with the operations of the Fund.

     We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By: /sMURRAY L. SIMPSON
    ------------------------------------
      Murray L. Simpson
      Executive Vice President